Exhibit 99.3

OPTIMA BANK & TRUST COMPANY

Two Harbour Place

Portsmouth, NH 03801

FORM OF REVOCABLE PROXY

Special Meeting of Shareholders

to be held on                , 2019 at                , local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Optima Bank & Trust Company, a New Hampshire bank and trust company (the “Bank”), hereby constitutes and appoints William Young, Pamela Morrison and Robert Brown, and each or any of them, as proxies (the “Proxies”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorize each of them to represent and to vote all shares of common stock, par value $1.00 per share, of the Bank held of record by the undersigned on                 , 2019, at the Special Meeting of Shareholders (the “Special Meeting”) to be held at                 , on                 ,                 , 2019, at                 , local time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Special Meeting. The undersigned shareholder(s) hereby revoke(s) any proxy or proxies heretofore given.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted “FOR” the proposal set forth on the reverse side. In their discretion, the Proxies are each authorized to vote upon any and all other matters that may properly be brought before the Special Meeting and at any and all adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed postage-paid envelope. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

(Continued and to be signed on the reverse side.)

Instructions
☒ Please mark your vote in blue or black ink as shown in this example

Proposal 1. To approve the Agreement and Plan of Merger by and among Cambridge Bancorp, Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge Bancorp, and Optima Bank & Trust Company, dated as of December 5, 2018, pursuant to which Optima Bank & Trust Company will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Other Matters. The Proxies are authorized to vote in their discretion with respect to any other matters properly presented at the Special Meeting.

Please complete, sign and date this proxy and return it to the Bank by hand or by mail in the enclosed self-addressed stamped envelope. The undersigned shareholder(s) may revoke this proxy at any time prior to its exercise by (1) delivering a written notice bearing a date later than the date of the proxy card to the Chairman, President and CEO of the Bank, stating that the proxy is revoked, (2) submitting a new signed proxy card bearing a later date, or (3) attending the Special Meeting and voting in person, although attendance at the shareholder meeting will not, by itself, revoke a proxy.

Please sign, exactly as your name(s) appear(s) on the books of the Bank, and date this proxy. When there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY BY HAND OR IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

Signature of Shareholder Date	Signature of Co-Shareholder (if any) Date

Print Name of Shareholder	Print Name of Co-Shareholder (if any)